Exhibit 10.2

AnPac Bio-Medical Science Co., Ltd.

Convertible Debenture

Principal Amount: $[ ]

Debenture Issuance Date: [ ], 2021

Debenture Number: ANPC-[ ]

FOR VALUE RECEIVED, AnPac Bio-Medical Science Co., Ltd., a British Virgin Islands company (the "Company"), hereby promises to pay to the order of [ ], or its registered assigns (the "Holder") the amount set out above as the Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Debenture Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Debenture (including all debentures issued in exchange, transfer or replacement hereof, this "Debenture") was originally issued pursuant to the Securities Purchase Agreement dated [ ], 2021 (the “Securities Purchase Agreement”) by and among the Company and the buyers signatory thereto. Certain capitalized terms used herein are defined in Section (12).

(1)            GENERAL TERMS

(a)            Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Debenture. The "Maturity Date" shall be [ ]1, 2022, as may be extended at the option of the Holder.

(b)            Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 0% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 15% for any such day that the Closing Bid Price is below the Floor Price. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(c)            Early Redemption. The Company shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under this Debenture as described in this Section; provided that the Company provides the Holder with at least 5 Business Days’ prior written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption. Each Redemption Notice shall be irrevocable and shall specify the outstanding Principal and/ or accrued but unpaid interest to be redeemed. After receipt of the Redemption Notice, the Holder shall have 5 Business Days to elect to convert all or any portion of Convertible Debentures. On the 6th Business Day after the Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal and/ or accrued but unpaid interest amount redeemed after giving effect to conversions effected during the 5 Business Day period.

1 Insert date 12 months from the issuance date

(2)            EVENTS OF DEFAULT.

(a)            The outstanding amount under this Debenture shall increase by 5% in an Event of Default and if the Company fails to cure such default within fifteen (15) Trading Days. An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)            the Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture or any other Transaction Document within fifteen (15) Business Days after such payment is due;

(ii)            the Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii)            the ADS shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of 10 consecutive Trading Days;

(iv)            the Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section (12) unless in connection with such Change of Control Transaction this Debenture is retired; or

(v)            the Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Debenture (except as may be covered by Section (2)(a)(i) through (iv) hereof) or any Transaction Document (as defined in Section (12)) which is not cured within the time prescribed.

(3)     CONVERSION OF DEBENTURE.     This Debenture shall be convertible into ADSs, on the terms and conditions set forth in this Section (3).

(a)            Conversion Right. Subject to the provisions of Section (3)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable ADSs in accordance with Section (3)(b), at the Conversion Rate (as defined below). The number of ADSs issuable upon conversion of any Conversion Amount pursuant to this Section (3)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate"). The Company shall not issue any fraction of ADS upon any conversion. All calculations under this Section (3) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of ADS, the Company shall round such fraction of an ADS up to the nearest whole ADS.

(i)            "Conversion Amount" means the portion of the Principal and accrued Interest to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii)            "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination the lower of (i) $15.00 (the “Fixed Conversion Price”), or (ii) the lower of (x) 82% of the Closing Bid Price or (y) 80% of the VWAPs during the 10 consecutive Trading Days, immediately preceding the Conversion Date or other date of determination (the “Variable Conversion Price”), but not lower than the Floor Price. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.

(b)            Mechanics of Conversion.

(i)            Optional Conversion. To convert any Conversion Amount into ADSs on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and (B) if required by Section (3)(b)(ii), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the third Business Day following the date of receipt of a Conversion Notice (the "ADS Delivery Date"), the Company shall (X) if legends are not required to be placed on certificates of ADSs and provided that the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of ADSs to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of ADSs to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the ADSs issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such ADSs upon the transmission of a Conversion Notice.

(ii)            Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.

(c)            Limitations on Conversions.

(i)            Beneficial Ownership. The Holder shall not have the right to convert any portion of this Debenture or receive ADSs hereunder to the extent that after giving effect to such conversion or receipt of such ADSs, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of ADSs outstanding immediately after giving effect to such conversion or receipt of ADSs as payment of interest. Since the Holder will not be obligated to report to the Company the number of ADSs it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of ADSs in excess of 4.99% of the then outstanding ADSs without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section (3)(a) and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(ii)            Nasdaq Rule 5635(d) Limitations. The Company shall not issue any ADS pursuant to the terms of this Debenture if the issuance of such ADSs would exceed the aggregate number of ADSs that the Company may issue upon conversion of the Debenture in compliance with the Company’s obligations under the rules or regulations of the Nasdaq Global Market (the number of ADSs which may be issued without violating such rules and regulations is 2,808,601 ADSs, representing 22,808,601 Class A ordinary shares and shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the Nasdaq Global Market for issuances of ADSs in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required under British Virgin Islands laws.

(d)            Other Provisions.

(i)            All calculations under this Section (3) shall be rounded to the nearest $0.0001 or whole ADS.

(ii)            The Company covenants that it will at all times reserve and keep available out of its authorized and unissued ADSs solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the ADSs as shall be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding Principal amount of this Debenture and payment of interest hereunder. The Company covenants that all ADSs that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

(iii)            Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing ADSs upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(4)            Adjustments to Conversion Price

(a)            Adjustment of Conversion Price upon Subdivision of ADSs. If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on ADSs or any other equity or equity equivalent securities payable in ADSs, (b) subdivide outstanding ADSs into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding ADSs into a smaller number of shares, or (d) issue by reclassification of shares of the ADSs any shares of capital stock of the Company, then each of the Fixed Conversion Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of ADSs (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of ADSs outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)            Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of ADSs are entitled to receive securities or other assets with respect to or in exchange for ADSs (a "Corporate Event"), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder's option, (i) in addition to the ADSs receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such ADSs had such ADSs been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the ADSs otherwise receivable upon such conversion, such securities or other assets received by the holders of ADSs in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to ADSs) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.

(c)            Whenever the Conversion Price is adjusted pursuant to Section (4) hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(d)            In case of any (1) merger or consolidation of the Company or any subsidiary of the Company with or into another Person, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights, (B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of ADSs following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the ADSs into which such aggregate Principal amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Debenture with a Principal amount equal to the aggregate Principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible Debentures shall be based upon the amount of securities, cash and property that each share of ADSs would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(5)            REISSUANCE OF THIS DEBENTURE.

(a)            Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture, registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less then the entire outstanding Principal is being transferred, a new Debenture to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section (3)(b)(ii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

(b)            Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture representing the outstanding Principal.

(c)            Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with this Section (5)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(6)      NOTICES.      Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next-day international delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail.

(7)            Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause its subsidiaries not to, without the consent of the Holder, amend its certificate of incorporation, memorandum or articles of association, bylaws or other charter documents so as to adversely affect any rights of the Holder.

(8)            This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into ADSs in accordance with the terms hereof.

(9)            This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Supreme Court of the State of New York located in the City of New York, Borough of Manhattan, and the U.S. District Court for the Southern District of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(10)            Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

(11)            If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(12)     CERTAIN DEFINITIONS     For purposes of this Debenture, the following terms shall have the following meanings:

(a)            “ADS” means American Depository Share, each representing one Class A ordinary share in the capital of the Company with a par value of $0.01 each and shares of any other class into which such shares may hereafter be changed or reclassified.

(b)            "Bloomberg" means Bloomberg Financial Markets.

(c)            “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(d)            “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned subsidiary shall be deemed a Change of Control Transaction under this provision.

(e)            “Closing Bid Price” means the price per share in the last reported trade of the ADSs on a Primary Market or on the exchange which the ADSs is then listed as quoted by Bloomberg.

(f)            “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for ADSs.

(g)            “Commission” means the Securities and Exchange Commission.

(h)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)            “Floor Price” means 2.50 per share. If the Closing Bid Price during each of the 10 consecutive Trading Days immediately preceding the Conversion Date or other date of determination is lower than $2.50, the Floor Price shall be adjusted to equal the average Closing Bid Price of the 10 consecutive Trading Days immediately preceding the Conversion Date. But in no event should the Floor Price be lower than $1.00 per share.

(j)            “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of ADSs are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the ADSs or any compulsory share exchange pursuant to which the ADSs is effectively converted into or exchanged for other securities, cash or property.

(k)            “Options” means any rights, warrants or options to subscribe for or purchase ADSs or Convertible Securities

(l)            “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(m)            “Primary Market” means any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Nasdaq Global Select Market, or the OTC QB, and any successor to any of the foregoing markets or exchanges.

(n)            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(o)            “Trading Day” means a day on which the ADSs are quoted or traded on a Primary Market on which the ADSs are then quoted or listed; provided, that in the event that the ADSs are not listed or quoted, then Trading Day shall mean a Business Day.

(p)            “Transaction Document(s)” shall mean this Debenture, along with the Securities Purchase Agreement and any other documents or agreements entered into in connection with the foregoing.

(q)            "VWAP" means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Primary Market as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions, or, if no dollar volume-weighted average price is reported for such security by Bloomberg.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
AnPac Bio-Medical Science Co., Ltd.

By:
Name:	Chris Chang Yu
Title:	Chief Executive Officer

Accepted by HOLDER:
[ ]

By:
Name:
Title:

EXHIBIT I
CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO: AnPac Bio-Medical Science Co., Ltd.

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Debenture No. ANPC-[-] into ADSs of AnPac Bio-Medical Science Co., Ltd., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Principal Amount to be Converted:
Accrued Interest to be Converted:
Total Conversion Amount to be converted:
Fixed Conversion Price:
Variable Conversion Price: Applicable Conversion Price: Number of ADSs to be issued:

Please issue the ADSs in the following name and to the following address:
Issue to:

Authorized Signature:
Name:
Title:
Broker DTC Participant Code:
Account Number: